Sabra Enters into Agreements to Acquire 49% Equity Interest in Senior Housing Joint Ventures Managed by Enlivant; Closing Expected Prior to Year End 2017; Places Sabra on Path to 100% Ownership of Portfolio

IRVINE, CA, CHICAGO, IL, SAN FRANCISCO, CA and FORT WORTH, TX September 19, 2017 – Sabra Health Care REIT, Inc. ("Sabra" or the "Company") (NASDAQ: SBRA, SBRAP), Enlivant and TPG Real Estate, the real estate platform of TPG, jointly announced today that Sabra has entered into definitive agreements to acquire a 49% equity interest in entities that collectively own 183 senior housing communities managed by Enlivant (the “Enlivant Joint Ventures”). The transaction values the portfolio at $1.62 billion and Sabra’s 49% minority interest investment at $371.0 million.

Transaction Highlights

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Large-scale national portfolio: The Enlivant Joint Ventures own 183 senior housing communities, totaling 8,280 units geographically diversified across 20 states. Enlivant’s communities are located in markets that exhibit stable demographics and limited new supply and are nearly 100% private pay. The properties are well maintained, and the majority of the portfolio consists of homogenous, purpose‐built assets, which Sabra expects to drive operating efficiencies.

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Significant embedded growth: The portfolio is currently 82% occupied, up from 60% in 2013 when Enlivant began managing the communities, and Sabra believes there are opportunities for additional NOI growth as the portfolio reaches full stabilization.

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Strategic partnership with best-in-class management platform: The transaction creates a strategic partnership with a highly experienced and aligned management team with long track record of driving significant operational and financial growth. Enlivant has built an industry-leading brand with an outstanding and highly scalable national operating platform.

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Increased portfolio diversification and private pay NOI: The transaction further diversifies the Sabra portfolio by tenant and increases Sabra’s NOI derived from private pay Senior Housing, as shown below:

Percentage of Cash NOI Derived From:	Pro Forma Annualized Q2 2017 (1)	With Enlivant Joint Ventures (1)
Genesis	11.5%	10.5%
Skilled Nursing/Transitional Care	71.1%	64.7%
Senior Housing	16.8%	24.3%
Private Payors	36.7%	42.4%

(1) Pro forma Annualized Cash NOI concentrations Q2 2017 give effect to Sabra’s merger with Care Capital Properties, Inc. and are adjusted for the announced Genesis dispositions and $33.5 million rent reduction related to CCP repositioning. Genesis percentage assumes reinvestment of the Genesis disposition proceeds.

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Attractive industry fundamentals: Assisted living/memory care demand is needs-driven and has proven resilient through various market cycles. The growing U.S. senior population and increasing senior housing penetration rate should provide sustained long-term demand tailwinds.

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Path to 100% ownership: Sabra is making this investment with the expectation that, subject to the performance of the joint ventures, Sabra would ultimately own the entire 183 asset portfolio, and accordingly the joint venture agreements include an option for Sabra to acquire the remaining majority interest in the Enlivant Joint Ventures over the next three years.

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Solid returns and opportunity for future growth: The Enlivant Joint Ventures are currently targeting a 2018 NOI after management fees of approximately $100 to $105 million before projected capital expenditures and $90 to $95 million after projected capital expenditures. This translates into a year-one unlevered cap rate of 6.2%-6.5% (5.6%-5.9% after projected capital expenditures) and a levered cash-on-cash return of 7.3%-7.9% for Sabra. Sabra expects the experienced Enlivant management team to deliver significant growth to the Enlivant Joint Ventures through high-ROI projects and potential future expansions of existing communities. Additionally, as a strategic partner to Enlivant, Sabra anticipates a robust pipeline of incremental acquisition and development opportunities.

Enlivant, based in Chicago, is one of the largest senior living operators in the U.S., managing over 220 communities nationwide and generating nearly all of its revenues from private pay residents. Enlivant is owned by private equity funds managed by TPG, which will remain the 51% majority owner in the Enlivant Joint Ventures following Sabra’s initial investment. Following the closing of the transaction, Enlivant will continue to manage the Enlivant Joint Ventures under a new, 10-year management contract with two, sequential five-year extension options. TPG Real Estate will separately continue to own over 40 senior living communities mainly acquired in late 2016, which will continue to be managed by Enlivant.

Commenting on the Enlivant Joint Ventures investment, Rick Matros, CEO and Chairman, said, “The Enlivant Joint Ventures provide us with a unique opportunity to partner with an industry-leading management team while continuing our portfolio diversification strategy. The Enlivant management team has done an incredible job in turning around this portfolio since acquiring it in 2013. Jack Callison is a wonderful operator with an impeccable track record. He has led a first-class team in one of the more impressive turnarounds in the space. The same-store average daily rate, occupancy and NOI for this portfolio have increased by 18%, 20% and 65%, respectively, since the trough after TPG’s acquisition in 2013, which is a testament to the Enlivant team’s strong capabilities and expertise. The strong performance of this portfolio along with the embedded growth opportunities makes this investment an ideal catalyst to the transformation of our portfolio post-CCP merger. We are thrilled to partner with Jack and his team and look forward to having a platform that will enable Sabra to continue our growth in the senior housing space. We are excited about this investment and believe that this opportunity is a direct benefit of our merger with CCP.”

“We are excited to be entering into this long-term strategic partnership with Rick and Sabra, alongside TPG, in this next phase of Enlivant’s ongoing growth”, said Jack R. Callison, Jr., Enlivant’s Chief Executive Officer. “I am incredibly proud of our unique culture and the incredibly talented team we have assembled at Enlivant. Enlivant’s future has never been brighter as we look to capitalize on the many long-term value creation opportunities that lie ahead of us over the next several years.”

“This is a highly strategic transaction for Enlivant, Sabra and TPG,” said Tripp Johnson, a partner at TPG Real Estate and a member of the board at Enlivant. “Sabra’s investment is a testament to the tremendous progress Enlivant has made toward stabilizing this large, national portfolio. TPG looks forward to partnering with Sabra and remains committed to growing the broader Enlivant operating platform”.

The transaction, which is subject to customary closing conditions including regulatory approvals and lender consents, is expected to close prior to year-end 2017. Sabra expects to finance this investment with proceeds from its revolving credit facility and cash generated from the planned dispositions of certain facilities operated by Genesis Healthcare, Inc., as well as other asset sales referenced in Sabra’s September 7, 2017 press release. Sabra’s 49% equity interest is expected to be accounted for under the equity method of accounting as an unconsolidated subsidiary in the Company’s financial statements. Under the joint venture agreements, Sabra will have the right to designate three directors on the seven member boards of directors of the Enlivant Joint Ventures and will have other customary minority rights. If Sabra exercises its option to acquire the remaining majority interest, the Enlivant Joint Ventures would then become consolidated subsidiaries of Sabra.

About Sabra
Sabra Health Care REIT, Inc. (Nasdaq: SBRA),(Nasdaq:SBRAP), a Maryland corporation, operates as a self-administered, self-managed real estate investment trust (a "REIT") that, through its subsidiaries, owns and invests in real estate serving the healthcare industry. Sabra leases properties to tenants and operators throughout the United States and Canada.
About Enlivant

With a proud nearly 35-year history as pioneers in the assisted living industry, Enlivant and its subsidiaries operate over 220 senior living communities, representing almost 11,000 apartment units across 26 states. At Enlivant, we are in the business of enriching lives through meaningful relationships and vibrant communities. The ultimate vision for our organization is to earn the right to be viewed as the nation’s most trusted senior living provider by living our core values daily – Compassion, Humility, Integrity, Excellence and Fun (“C.H.I.E.F.”).

About TPG Real Estate

TPG Real Estate ("TPGRE") is the real estate platform of TPG, a leading global private investment firm with more than $73 billion of assets under management and 16 offices around the world. TPGRE includes TPG Real Estate Partners (“TREP”), its equity investment platform, and TPG Real Estate Finance Trust (“NYSE: TRTX”), its debt origination and acquisition platform. TREP focuses primarily on investments in real estate-rich companies, property portfolios, and select single assets located in North America and Europe. TRTX originates and acquires senior real estate loans across a broad spectrum of asset classes in North America. TPGRE currently manages more than $5 billion in assets across both platforms.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Forward-looking statements in this release include all statements regarding Sabra’s expectations regarding the Enlivant Joint Ventures (including the future performance of the communities owned by the Enlivant Joint Ventures as well as its expectations regarding purchase opportunities with respect to the Enlivant Joint Ventures), and its future financial position and results of operations.
Sabra’s actual results may differ materially from those projected or contemplated by its forward-looking statements as a result of various factors, including among others, the following: the possibility that the conditions to closing the transaction may not be satisfied, such that the transaction will not close or that the closing may be delayed; the possibility that Sabra may not acquire the remaining majority interest in the Enlivant Joint Ventures; the potential adverse effect on tenant and vendor relationships, operating results and business generally resulting from Sabra’s merger with Care Capital Properties, Inc. (“CCP”) and Sabra’s CCP portfolio repositioning plans; changes in healthcare regulation and political or economic conditions; the anticipated benefits of the merger with CCP may not be realized; the anticipated and unanticipated costs, fees, expenses and liabilities related to the merger; Sabra’s dependence on the operating success of its tenants; the significant amount of and Sabra’s ability to service its indebtedness; covenants in Sabra’s debt agreements that may restrict its ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; changes in foreign currency exchange rates; Sabra’s ability to raise capital through equity and debt financings; the impact of required regulatory approvals of transfers of healthcare properties; the relatively illiquid nature of real estate investments; competitive conditions in Sabra’s industry; the loss of key management personnel or other employees; the impact of litigation and rising insurance costs on the business of Sabra’s tenants; the effect of Sabra’s tenants declaring bankruptcy or becoming insolvent; uninsured or underinsured losses affecting Sabra’s properties and the possibility of environmental compliance costs and liabilities; the ownership limits and anti-takeover defenses in Sabra’s governing documents and Maryland law, which may restrict change of control or business combination opportunities; the impact of a failure or security breach of information technology in Sabra’s operations; Sabra’s ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; Sabra’s ability to maintain its status as a real estate investment trust (“REIT”); changes in tax laws and regulations affecting REITs; and compliance with REIT requirements and certain tax and tax regulatory matters related to Sabra’s status as a REIT.
Additional information concerning risks and uncertainties that could affect Sabra’s business can be found in its filings with the Securities and Exchange Commission (the “SEC”), including Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2016 and Item 1A of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017. Sabra does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, unless required by law to do so.

Contact Information
Sabra Investor & Media Inquiries: 1-888-393-8248 or investorinquiries@sabrahealth.com
Enlivant Investor & Media Inquiries: Christie Hicks at 312-725-7060 or christie.hicks@enlivant.com
TPG Investor & Media Inquiries: Luke Barrett at (212) 601-4752 or lbarrett@tpg.com

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